UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023 (November 1, 2023)

CELANESE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, Celanese Corporation (“Celanese” or the “Company”) announced the following executive appointments, effective November 8, 2023:

●	Scott A. Richardson was appointed Executive Vice President and Chief Operating Officer;
●	Chuck B. Kyrish was appointed Senior Vice President and Chief Financial Officer; and
●	Ashley B. Duffie was appointed Senior Vice President and General Counsel.

Mr. Richardson, 47, has served as our Chief Financial Officer since February 2018 and has served in various roles of increasing responsibility since joining Celanese in 2005. His professional biography is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 24, 2023.

Mr. Kyrish, 51, has served as our Vice President of Corporate Finance since April 2022, with supervisory responsibility for the Company’s finance areas including accounting, treasury, internal audit, and tax. He has held previous financial leadership roles at Celanese serving as CFO, Acetyl Chain from January 2020 to April 2022, leading Investor Relations from December 2018 to January 2020 and April 2015 through January 2017 and serving as Treasurer from February 2011 to February 2015 and January 2017 to January 2020. He joined Celanese in 2006 as Financial Risk Manager and was promoted to Assistant Treasurer in 2008. Prior to joining Celanese, he held financial roles at Sabre Corporation and ExxonMobil Corporation. Mr. Kyrish holds a Bachelor of Science degree from the University of Texas at Austin and a Master of Business Administration from Texas Christian University.

Ms. Duffie, 49, has served as Celanese’s Vice President and Chief Procurement Officer since June 2020, where she is responsible for leading the company’s strategy and execution of materials and supply procurement as well as managing supplier relationships. Prior to that role, she has held legal and business leadership positions with Celanese including President and General Counsel of Asia Pacific and China (January 2019 to June 2020), Chief Administrative Officer and General Counsel of Asia Pacific and China (June 2018 to January 2019), Vice President of the Integration Management Office (June 2017 to June 2018) and Chief Compliance Officer and Head of Litigation (2013 to June 2017). She joined Celanese in 2007 as Associate General Counsel, and previously practiced at the law firm of Haynes and Boone, LLP specializing in environmental law, internal corporate investigations, and litigation. She holds a law degree from Vermont Law School and a Bachelor of Business Administration from Southern Methodist University.

In connection with their respective appointments the above-referenced executives’ compensation packages were increased, with the increased salary and target annual incentive pay for Messrs. Richardson and Kyrish set forth below:

Name	Base Salary	Target Annual Incentive Pay
		(as percentage of salary)
Scott A. Richardson	$800,000	100%
Chuck B. Kyrish	$600,000	75%

Mr. Kyrish and Mr. Richardson will also continue to be eligible for annual long-term incentive awards to be granted pursuant to the terms of the Company’s 2018 Global Incentive Plan, under same terms applicable to grants to Company leadership, with the next grant expected to occur in February 2024 as part of the Company’s normal annual compensation process.

There are no arrangements or understandings between any of Mr. Richardson, Mr. Kyrish or Ms. Duffie and other persons pursuant to which any of them were appointed to their respective roles. There are no family relationships between any of them and any other officer or director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and no transactions are currently proposed, in which the Company was or is to be a participant and in which any of them nor any member of any of their immediate families had or will have any direct or indirect material interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 1, 2023, Celanese reached an agreement (“Separation Agreement”) with Anne L. Puckett whereby Ms. Puckett will depart from the Company following service in a transition role through early 2024. Pursuant to the terms of the Separation Agreement and in exchange for a waiver and release of claims and confidentiality and non-solicitation covenants in favor of the Company, Ms. Puckett will receive severance benefits consistent with the terms of the Company’s Executive Benefits Severance Plan, including a severance payment and a 2023 bonus payment. Additionally, a pro-rata portion of her outstanding time-based equity awards will vest and a pro-rata portion of her outstanding performance-based restricted stock units will remain outstanding and eligible to vest based on attainment of the applicable performance goals over the relevant performance periods, in each case consistent with the terms of award agreements, through her last day of service. Ms. Puckett will not receive an annual incentive bonus nor a long-term incentive award for fiscal 2024.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

On November 6, 2023, the Company issued a press release announcing these leadership changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  The following exhibits are being furnished herewith:

Exhibit Number
99.1	Press Release dated November 6, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date:	November 6, 2023